EXHIBIT 21.1

EX-21.1 LIST OF SUBSIDIARIES

TRAVELPORT LIMITED SUBSIDIARIES

(AS OF 3/29/2007)

NAME (STATE OF ORGANIZATION)
WHOLLY OWNED SUBSIDIARIES OF TRAVELPORT LIMITED

1.	4Oceans Limited (in liquidation) (UK)
2.	Airways MIC AB (SWEDEN)
3.	Apollo Galileo Mexico S.A. de C.V. (MEXICO)
4.	Apollo Galileo USA Partnership (DE)
5.	Apollo Galileo USA Sub I, Inc. (DE)
6.	Apollo Galileo USA Sub II, Inc. (DE)
7.	Asia-hotels.com Limited (HONG KONG)
8.	Bastion Surety Limited (UK)
9.	Beijing Si Hai Tong Jie Travel Reservation Services Co. Ltd (in liquidation) (CHINA)
10.	Biljettakuten AB (SWEDEN)
11.	Bridge the World Travel Services Limited (UK)
12.	C.N.I. Tourism Ltd. (ISRAEL)
13.	Callbookers Limited (UK)
14.	Carbookers Limited (UK)
15.	Castlenau Limited (IRELAND)
16.	Castlenau Nominees Limited (GREECE)
17.	Cendant Hellas EPE (GERMANY)
18.	Cendant Travel Germany GmbH & Co (GERMANY)
19.	Cendant Travel Germany Verwaltungs GmbH (UK)
20.	Cheap Tickets Europe Ltd (UK)
21.	Cheap Tickets Limited
22.	Couterville Limited (Gibraltar)
23.	Covia Canada Partnership Corp. (CANADA)
24.	Cruisebookers Limited (UK)
25.	CYTS-Cendant International Travel Co., Ltd (CHINA)
26.	Distribution Systems, Inc. (DE)
27.	Donvand Limited (UK)
28.	Donvand Limited (Belgium Branch)
29.	Donvand Limited (Italy Branch)
30.	Donvand Limited (Swiss Branch)
31.	Donvand Ltd (Denmark Branch)
32.	Donvand Ltd (Israel Branch)

33.	Ebookers (India) Private Limited (INDIA)
34.	ebookers AB (SWEDEN)
35.	ebookers Limited (UK)
36.	ebookers.com Deutschland GmbH (GERMANY)
37.	Ebookers.com Limited (UK)
38.	ebookers.com SA (SWITZERLAND)
39.	ebookers.ie Ltd (IRELAND)
40.	ebookers.nl BV (NETHERLANDS)
41.	ebookers.no AS (NORWAY)
42.	ebookers Scandinavia AB (SWEDEN)
43.	Flairview Travel Hotel Club S.L. (SPAIN)
44.	Flairview Travel Pty Limited (AUSTRALIA)
45.	Flairview Travel LLC (ME)
46.	Flairview Travel Switzerland GmbH (In Liquidation) (SWITZERLAND)
47.	Flightbookers Limited (UK)
48.	Flightbookers.com Limited (UK)
49.	G I Worldwide Holdings C.V. (NETHERLANDS)
50.	Galileo Afrique Centrale (Cameroon) Sarl (AFRICA)
51.	Galileo Asia, LLC (DE)
52.	Galileo Asia, LLC (Hong Kong Branch)
53.	Galileo Asia, LLC (Singapore Branch)
54.	Galileo Asia, LLC (China Branch)
55.	Galileo Asia, LLC (Philippines Branch)
56.	Galileo Ba, Inc. (DE)
57.	Galileo Belgium N.V. (BELGIUM)
58.	Galileo Brasil Limited (DE)
59.	Galileo Canada Distribution Systems, Inc. (CANADA)
60.	Galileo Central and West Africa (Senegal) SARL (AFRICA)
61.	Galileo Central West Africa (Ivory Coast) Sarl (AFRICA)
62.	Galileo Danmark A/S (DENMARK)
63.	Galileo Deutschland GmbH (GERMANY)
64.	Galileo do Brasil Ltda (BRAZIL)
65.	Galileo España (SPAIN)
66.	Galileo France S.a.r.l. (FRANCE)
67.	Galileo International B.V. (NETHERLANDS)
68.	Galileo Canada ULC (NOVA SCOTIA)
69.	Galileo International Holdings, Ltd. (BERMUDA)
70.	Galileo International Limited (UK)
71.	Galileo International Limited (Dubai Br) (UAE)
72.	Galileo International Services, Inc. (DE)
73.	Galileo International Technology, LLC (DE)
74.	Galileo International, Inc. (DE)
75.	Galileo International, L.L.C. (DE)

76.	Galileo Italia S.R.L. (ITALY)
77.	Galileo Latin America, L.L.C. (DE)
78.	Galileo Malaysia, LLC (DE)
79.	Galileo Malysia Limited (HONG KONG)
80.	Galileo Nederland B.V. (NETHERLANDS)
81.	Galileo Nederland II B.V. (NETHERLANDS)
82.	Galileo Nordiska Akteibolag (SWEDEN)
83.	Galileo Operations, LLC (DE)
84.	Galileo Portugal Limited (PORTUGAL)
85.	Galileo Russia
86.	Galileo Switzerland AG (SWITZERLAND)
87.	Galileo Taiwan Co. Limited (TAIWAN)
88.	Galileo Technologies, LLC (DE)
89.	Galileo United Kingdom Limited (UK)
90.	Galileo Venezuela, C.A. (VENEZUELA)
91.	Gate Pacific Limited (MAURITIUS)
92.	GIW Holdings CV (NETHERLANDS)
93.	GTA – Reisen GmbH (GERMANY)
94.	GTA (Hong Kong) Limited (HONG KONG)
95.	GTA (Hong Kong) Limited Chengdui Rep Office (CHINA)
96.	GTA (Hong Kong) Online Sales Limited (HONG KONG)
97.	GTA Australasia Pty Limited (AUSTRALIA)
98.	GTA Data Services (India) Private Limited (INDIA)
99.	gta Gullivers Travel Associates GmbH (GERMANY)
100.	Gta North America, Inc. (DE)
101.	GtaTravel.com Ltd (UK)
102.	Gullivers Travel Associates (Singapore) Pte Ltd (SINGAPORE)
103.	Gullivers (Beijing) Commercial Consulting Services Limited (BEIJING)
104.	Gullivers Jersey 1 Limited (JERSEY CHANNEL ISLANDS)
105.	Gullivers Jersey 2 Limited (JERSEY CHANNEL ISLANDS)
106.	Gullivers Jersey 3 Limited (JERSEY CHANNEL ISLANDS)
107.	Gullivers Luxembourg S.A. R.L (LUXEMBOURG)
108.	Gulliver’s Travel Agency K.K. Ltd (JAPAN)
109.	Gullivers Travel Agency, England a branch of Gullivers Travel Agency K.K. Ltd (JAPAN)
110.	Gullivers Travel Associates (China) Ltd (CHINA)
111.	Gullivers Travel Associates (France) S.A.S. (FRANCE)
112.	Gullivers Travel Associates (Hong Kong) Limited (HONG KONG)
113.	Gullivers Travel Associates (Investments) Limited (UK)

114.	Gullivers Travel Associates (Middle East) F.Z.L.L.C (DUBAI)
115.	Gullivers Travel Associates (New Zealand)
116.	Gullivers Travel Associates (Taiwan) Limited
117.	Gullivers Travel Associates (Thailand) Ltd (THAILAND)
118.	GTA (Hong Kong) Limited Chengdu Rep Office (HONG KONG)
119.	Gullivers Travel Associates Korea Limited (KOREA)
120.	Gullivers Travel Associates Limited (UK)
121.	Gullivers Travel Associates SA (SPAIN)
122.	GTA (Hong Kong) Limited Beijing Rep. Office
123.	GTA (Hong Kong) Limited Shanghai Rep. Office
124.	Hotel Bookers Limited (UK)
125.	HotelClub Pty Limited (AUSTRALIA)
126.	Hotelclub.net Limited (UK)
127.	HotelPORT Inc. (DE)
128.	HotelPORT International, Inc. (DE)
129.	IGT Solutions Private Limited (INDIA)
130.	Insurancebookers Limited (UK)
131.	Internetwork Publishing Corporation (FL)
132.	Jogwin Limited (UK)
133.	Jogwin Warenhandelsgesellschaft mbH (AUSTRIA)
134.	Keithburg Limited (GIBRALTAR)
135.	La Compagnie Des Voyages SA (FRANCE)
136.	Landmark Holding Company, Inc. (DE)
137.	Magellen Technologies, Inc. (DE)
138.	Martillo Limited (IRELAND)
139.	Massaader Unlimited (ISLE OF MAN)
140.	Mr Jet A/S (DENMARK)
141.	Mr Jet AB (SWEDEN)
142.	Mr Jet AS (Norway)
143.	Mr Jet Oy (Finland)
144.	National Internet Travel Agency (FL)
145.	Neat Group Corporation (DE)
146.	Needahotel.com Unlimited (IRELAND)
147.	O Holdings Inc. (DE)
148.	Octopus Travel (Middle East) F.Z. L.L.C. (DUBAI)
149.	Octopus Travel (Thailand) Limited (THAILAND)
150.	Octopus Travel (Espana), S.A. (SPAIN)
151.	Octopus Travel.com Ltd (UK)
152.	Octopustravel Group Limited (UK)
153.	Octopustravel Italia S.r.l. (ITALY)

154.	Octopustravel Japan Co. Ltd (JAPAN)
155.	Octopustravel.com (Australia) Pty Ltd (AUSTRALIA)
156.	Octopustravel.com (Hong Kong) Ltd (HONG KONG)
157.	Octopustravel.com (Israel) Ltd (ISRAEL)
158.	OctopusTravel.com (USA) Limited (DE)
159.	Octopustravel.com Limited, Agencia en Chile (CHILE)
160.	Orbitz Away LLC (DE)
161.	Orbitz Canada Co. (CANADA)
162.	Orbitz, Inc. (DE)
163.	Orbitz International Inc. (NEVIS)
164.	Orbitz, LLC (DE)
165.	Orbitz Worldwide, Inc. (DE)
166.	Oy ebookers Finland Ltd (Oy Lloyd Tours Ltd) (FINLAND)
167.	Paragon Travel Limited (RHOQ) Philippines Inc. (in liquidation) (PHILIPPINES)
168.	Paragon Travel (S) Pte Limited (SINGAPORE)
169.	Paragon Travel Limited (HONG KONG)
170.	PT. Global Timur Agung (INDONESIA)
171.	PT. GTA Indonesia (INDONESIA)
172.	Quantitude Services, Inc. (DE)
173.	Quantitude United Kingdom Limited (UK)
174.	Quantitude, Inc. (DE)
175.	Raccoon Acquisition I, LLC (DE)
176.	S.D. Shepherd Systems, Inc. (TX)
177.	Sia Galileo Baltija (LATVIA)
178.	Southern Cross Distribution Services (NZ) Limited (NEW ZEALAND)
179.	Southern Cross Distribution Systems Pty Limited (AUSTRALIA)
180.	Sportsbookers Limited (UK)
181.	STE Gullivers Travel Agency (FRANCE)
182.	STT Airways Business AB (SWEDEN)
183.	STT Airways Net AB (SWEDEN)
184.	Studentbookers.com Limited (UK)
185.	TDS Investor (Luxembourg) S.a.r.l (Luxembourg)
186.	Travel Acquisition Corp. Pty Limited (AUSTRALIA)
187.	Tecnovate eSolutions Limited (INDIA)
188.	Tecnovate eSolutions Private Limited (INDIA)
189.	Tecnovate Inc. (DE)
190.	Tecnovate Private Limited (UK)
191.	Tecnovate UK Limited (UK)
192.	Terren Corporation (CANADA)

193.	The Galileo Company (UK)
194.	The Private Label Company (DE)
195.	Timas Limited (t/a Galileo Ireland) (IRELAND)
196.	Travel Industries, Inc. (DE)
197.	Travelbag (Australia) Pty Limited (AUSTRALIA)
198.	Travelbag Holdings Limited (UK)
199.	Travelbag Limited (UK)
200.	Travelport Americas, Inc. (DE)
201.	Travelport (Bermuda) Ltd. (BERMUDA)
202.	Travelport (Cayman) Ltd. (CAYMAN ISLANDS)
203.	Travelport China Holdings, Inc. (DE)
204.	Travelport Development, LLC (DE)
205.	Travelport for Business, Inc. (DE)
206.	Travelport Holdings, Inc. (DE)
207.	Travelport Inc. (DE)
208.	Travelport Investments Ltd (UK)
209.	Travelport Investor (Luxenbourg) S.a r.l (Luxembourg)
210.	Travelport (Luxembourg) S.a r.l (LUXEMBOURG)
211.	Travelport Operations, Inc. (DE)
212.	Travelport Fulfillment Services, Inc. (TN)
213.	Travelport Services Limited (UK)
214.	Travelport Technology Holdings, LLC (DE)
215.	Travelport UK Acquisition Corporation (DE)
216.	Travelwire Norge AS (NORWAY)
217.	Travelwire A/S (NORWAY)
218.	Trip Network, Inc. (DE)
219.	Trip.com, Inc. (DE)
220.	Trust International Hotel Reservation Services GmbH (GERMANY)
221.	Trust International Hotel Reservation Services, Inc. (FL)
222.	Viajes ebookers S.L. (SPAIN)
223.	Warpspeed Sub, Inc. (DE)
224.	Wizcom, Inc. (DE)
225.	Worldbookers Limited (UK)